Exhibit 10.1

COMMON STOCK SUBSCRIPTION AGREEMENT

by and among

NATIONAL FUEL GAS COMPANY

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

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Schedule A – List of Purchasers and Commitment Amounts

Schedule B – Notice and Contact Information

Exhibit A-1 – Form of Opinion of Jones Day

Exhibit A-2 – Form of Opinion of Lowenstein Sandler LLP

Exhibit B – Form of Registration Rights Agreement

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COMMON STOCK SUBSCRIPTION AGREEMENT

This COMMON STOCK SUBSCRIPTION AGREEMENT, dated as of December 12, 2025 (this “Agreement”), is by and among NATIONAL FUEL GAS COMPANY, a New Jersey corporation (the “Company”), and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), in accordance with the provisions of this Agreement; and

WHEREAS, in connection with the Purchasers’ subscription for shares of Common Stock, the Company and the Purchasers will enter into a registration rights agreement dated as of the Closing Date (as defined below) (the “Registration Rights Agreement”), pursuant to which the Company will provide the Purchasers with certain registration rights with respect to the shares of Common Stock acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acquisition” means the Company’s proposed acquisition of the equity interests of Vectren Energy Delivery of Ohio, LLC pursuant to the Securities Purchase Agreement.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company or any of its subsidiaries is obligated to contribute for employees or former employees of the Company and its subsidiaries.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning specified in the recitals.

“Company” has the meaning set forth in the introductory paragraph.

“Company Financial Statements” has the meaning specified in Section 3.12.

“Company Related Parties” has the meaning specified in Section 6.2.

“Company SEC Documents” has the meaning specified in Section 3.12.

“Covered Person” and “Covered Persons” has the meaning specified in Section 3.34.

“Disqualification Event” has the meaning specified in Section 3.34.

“Environmental Laws” has the meaning specified in Section 3.14.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“FCPA” has the meaning specified in Section 3.22.

“GAAP” has the meaning specified in Section 3.12.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s property is located or that exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s property.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“IT Systems and Data” has the meaning specified in Section 3.19.

“Material Adverse Change” has the meaning specified in Section 3.13.

“Money Laundering Laws” has the meaning specified in Section 3.23.

“NYSE” means The New York Stock Exchange, Inc.

“OFAC” has the meaning specified in Section 3.21.

“Operative Documents” means, collectively, this Agreement and the Registration Rights Agreement, and any amendments, supplements, continuations or modifications thereto.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other form of entity, including a Governmental Authority.

“Placement Agents” means TD Securities (USA) LLC and Wells Fargo Securities, LLC, and such other placement agents that the Company may appoint in accordance with the terms of the Placement Agent Engagement Letter.

“Placement Agent Engagement Letter” means that certain Placement Agent Engagement Letter, dated as of December 10, 2025, between the Company and the Placement Agents.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchased Shares” means, with respect to a particular Purchaser, the number of shares of Common Stock subscribed to by such Purchaser, as set forth opposite such Purchaser’s name under the column titled “Shares of Common Stock” set forth on Schedule A hereto.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Representatives” means, with respect to a specified Person, the officers, directors, managers, employees, agents, counsel, accountants, investment advisers, investment bankers and other representatives of such specified Person.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Securities Purchase Agreement” has the meaning specified in Section 3.31.

“Seller” has the meaning specified in Section 3.31.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Significant Subsidiary” has the meaning specified in Section 3.3.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company or its subsidiaries (if any) including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, the number of Purchased Shares set forth opposite such Purchaser’s name on Schedule A hereto, and each Purchaser agrees, severally and not jointly, to pay the Company the Purchase Price set forth opposite such Purchaser’s name on Schedule A.

Section 2.2 Closing. Pursuant to the terms of this Agreement, the consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114 at 9:00 a.m. (Eastern Time) on December 17, 2025, or at such other time as the Company and Purchasers representing a majority of the aggregate Purchase Price determine (the date of such closing, the “Closing Date”). The parties agree that the Closing may occur via delivery of pdfs, photocopies or other electronic copies of the Operative Documents and the closing deliverables contemplated hereby and thereby.

Section 2.3 Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Shares, in whole or in part, to the extent permitted by applicable law):

(a) the accuracy of the representations and warranties on the part of the Company set forth in Article III hereof as of the date hereof and the Closing Date as though then made and to the performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions;

(b) the NYSE shall have approved the Company’s Supplemental Listing Application for the Purchased Shares and authorized, upon official notice of issuance, the listing of the Purchased Shares;

(c) no notice of delisting from the NYSE shall have been received by the Company with respect to the Common Stock;

(d) since the date of this Agreement, no Material Adverse Change shall have occurred;

(e) no judgment, writ, order, injunction, award or decree of or by any court, or any judge, justice or magistrate, or any order of or by any Governmental Authority shall have been issued, and no action or proceeding shall have been instituted or threatened in writing by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated by the Operative Documents including the listing of the Purchased Shares on the NYSE; and

(f) the Company shall have delivered, or caused to be delivered, to such Purchaser at the Closing, the Company’s closing deliveries described in Section 2.5.

Section 2.4 Company’s Conditions. The obligation of the Company to consummate the issuance and sale of each Purchaser’s Purchased Shares to such Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Company in writing with respect to any Purchased Shares, in whole or in part, to the extent permitted by applicable law):

(a) the accuracy of the representations and warranties on the part of the Purchasers set forth in Article IV hereof as of the date hereof and the Closing Date as though then made and to the performance by the Purchasers of the obligations and compliance by the Purchasers with the covenants that are required to be performed and complied with by the Purchasers on or prior to the Closing Date; and

(b) such Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing such Purchaser’s closing deliveries described in Section 2.6.

Section 2.5 Deliveries by the Company. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Company will deliver (or cause to be delivered) to each Purchaser the following:

(a) evidence of issuance of the Purchased Shares of such Purchaser credited to book-entry accounts maintained by the Company’s transfer agent, bearing the legend or restrictive notation set forth in Section 4.12, free and clear of any liens, encumbrances and defects, other than transfer restrictions under applicable federal and state securities laws;

(b) a certificate of the Secretary of State of the State of New Jersey, dated a recent date, to the effect that the Company is in good standing;

(c) an opinion addressed to the Purchasers from Jones Day, legal counsel to the Company, dated as of the Closing Date, in the form and substance attached hereto as Exhibit A-1;

(d) an opinion addressed to the Purchasers from Lowenstein Sandler LLP; local New Jersey legal counsel to the Company, dated as of the Closing Date, in the form and substance attached hereto as Exhibit A-2;

(e) a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (i) the Restated Certificate of Incorporation and By-Laws of the Company, (ii) the board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares, and (iii) the incumbency of the officers authorized to execute the Operative Documents, setting forth the names and titles and bearing the signatures of such officers;

(f) a certificate of the Chief Financial Officer or Treasurer of the Company, certifying as to the satisfaction of the conditions set forth in Section 2.3(a) through (d); and

(g) the Registration Rights Agreement, in the form and substance attached hereto as Exhibit B, duly executed by the Company.

Section 2.6 Purchaser Deliveries. Upon the terms and subject to the conditions of this Agreement, at the Closing, each Purchaser will deliver (or cause to be delivered) to the Company the following:

(a) subject to receipt of the evidence of issuance referred to in Section 2.5(a), the Purchase Price payable by such Purchaser in accordance with Schedule A, by wire transfer of immediately available funds;

(b) a Form W-9 executed by such Purchaser;

(c) the Registration Rights Agreement, in the form attached hereto as Exhibit B, duly executed by such Purchaser; and

(d) a fully completed and duly executed Notice and Questionnaire, substantially in the form of Annex A attached to the Registration Rights Agreement.

Section 2.7 Concurrent Transactions. All documents or other deliveries required to be made by the Company and each of the Purchasers at the Closing, and all transactions required to be consummated concurrently with the Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries at the Closing, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by the Company and each Purchaser have been made, and all concurrent or other transactions shall have been consummated.

Section 2.8 Further Assurances. The Company and each Purchaser will, upon the request of any other party, execute such additional instruments, documents or certificates as any party deems reasonably necessary in order to consummate the transactions contemplated hereunder.

Section 2.9 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. Nothing contained herein or in the Registration Rights Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Purchased Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1 Existence and Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company SEC Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

Section 3.2 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, par value $1.00 per share, and 200,000,000 shares of Common Stock. As of December 10, 2025, there were 90,604,875 shares of Common Stock and there have been no material changes to such amount since December 10, 2025 through the close of business on the date hereof. As of the close of business on the date hereof, there were no shares of preferred stock outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid and non-assessable, and have been issued and sold in compliance with all federal and state securities laws and any rights of third parties. Except as disclosed in the Company SEC Filings, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. The capital stock of the Company conforms in all material respects to the description thereof contained in the Company SEC Documents.

Section 3.3 Subsidiaries. Each of National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, National Fuel Gas Midstream Company, LLC and Seneca Resources Company, LLC is a significant subsidiary of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”), has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Company SEC Documents and is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change; all of the issued and outstanding capital stock or membership interests of each such Significant Subsidiary has been duly authorized and validly issued, and, in the case of capital stock, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company did not have any subsidiary not listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 that was required to be so listed.

Section 3.4 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The consummation of the transactions herein contemplated and the fulfillment of this Agreement, including the issuance and sale of the Purchased Shares, will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, participation, or adverse claim upon any property or assets of the Company pursuant to, (a) the Company’s Restated Certificate of Incorporation or By-Laws, each as amended, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries is now a party or subject to or (b) any statute, law, order, rule or regulation applicable to the Company or any of its Significant Subsidiaries of the NYSE or any court or any federal or state governmental body or the rules or regulation of any self-regulatory organization having jurisdiction over the Company or its properties or such Significant Subsidiaries and their property. No authorization, approval or consent of, or registration or filing with, any court or Governmental Authority or agency (including the Federal Energy Regulatory Commission) is necessary in connection with the sale of the Purchased Shares, except (i) the filing under the Securities Act of the registration statement contemplated by the Registration Rights Agreement and (ii) such as may be required under the Securities Act and the rules and regulations of the Commission thereunder, or state securities or “blue sky” laws.

Section 3.5 Authorization.

(a) Each of the Operative Documents has been authorized and has been or will be validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each other party thereto, constitutes, or will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

(b) The Purchased Shares have been duly authorized and, when the Purchased Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, such Purchased Shares will be validly issued, fully paid and non-assessable; and none of the stockholders of the Company or any other Person have any preemptive rights with respect to the Purchased Shares. Except as described or disclosed in the Company SEC Documents, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

Section 3.6 NYSE Approval. The outstanding shares of Common Stock are listed on the NYSE. As of the Closing Date, the Purchased Shares will have been approved for listing on the NYSE, subject only to notice of issuance.

Section 3.7 Approvals. No consents, approvals, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents in connection with the issuance and sale of the Purchased Shares by the Company, except (a) the filing under the Securities Act of the registration statement contemplated by the Registration Rights Agreement, (b) as of the date of this Agreement, the Supplemental Listing Application approving the Purchased Shares for listing by the NYSE, and (c) such filings as may be required to be made by the Company or any of its subsidiaries under the Federal Power Act, the Exchange Act and state securities laws.

Section 3.8 Title to Properties. Methods used in connection with investigating title to properties, or interests therein, owned by each of the subsidiaries of the Company in the State of New York and the Commonwealth of Pennsylvania are consistent with good practice and established methods used by prudent companies engaged in similar businesses and are adequately designed to provide for the acquisition of such titles or interests. Substantially all of the properties now owned by such subsidiaries in the State of New York and the Commonwealth of Pennsylvania are held without any unfavorable adjudicated claim.

Section 3.9 Permits. The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated and as currently proposed to be conducted by them as described in the Company SEC Documents and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit or any violations that, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Change.

Section 3.10 No Material Contingent Liability. Except as disclosed in the Company SEC Documents, neither the Company nor any Significant Subsidiary has any material contingent liability.

Section 3.11 Litigation. Except as disclosed in the Company SEC Documents, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Change; and, to the best of the Company’s knowledge, except as disclosed in the Company SEC Documents, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.

Section 3.12 SEC Reports and Financial Statements. All forms, registration statements, reports, schedules, statements and other documents required to be filed by the Company under the Exchange Act or the Securities Act in the twenty-four (24) months preceding the date hereof, including, the Annual Report on Form 10-K for the year ended September 30, 2025 (all such documents, including the exhibits thereto, collectively the “Company SEC Documents”), have been filed with the Commission. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) with respect to the Company Financial Statements, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) with respect to the Company Financial Statements, fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the Company’s Financial Statements, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act.

Section 3.13 No Material Adverse Change. Except as set forth in the Company SEC Documents, subsequent to the respective dates as of which information is given in the Company SEC Documents, there has not been any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a)(i) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise or (ii) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement or the other

Operative Documents, or would reasonably be expected to do so (any such change or matter in clause (a) is called a “Material Adverse Change”), (b) any material transaction entered into by the Company other than transactions disclosed in the Company SEC Documents and transactions in the ordinary course of business or (c) material change to any material contract or arrangement by which the Company or any of its subsidiaries is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the Company SEC Documents.

Section 3.14 Compliance with Environmental Laws. Except as disclosed in the Company SEC Documents, (a) to the knowledge of the Company, the Company and its subsidiaries are in compliance with applicable federal, state and local laws and regulations relating to the protection of the environment, and to the protection of human health and safety with respect to exposure to hazardous or toxic substances or wastes (“Environmental Laws”), (b) to the knowledge of the Company, the Company and its subsidiaries have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (c) to the knowledge of the Company, the Company and its subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of required permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 3.15 Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

Section 3.16 Company’s Accounting System. The Company and its subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

Section 3.17 Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.18 No Material Weakness in Internal Controls. Except as disclosed in the Company SEC Documents, since the end of the Company’s most recent audited fiscal year, (a) the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated) and (b) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 3.19 Cyber Security. Except as disclosed in the Company SEC Documents, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them used in connection with their businesses) or equipment (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

Section 3.20 Investment Company Act. The Company is not, and, solely after giving effect to the offer and sale of the Purchased Shares and the application of the net proceeds thereof, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.21 OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 3.22 Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that could reasonably be expected to result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as may be amended (“FCPA”), or similar law of any jurisdiction in which the Company or any of its subsidiaries conduct business, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or, to the knowledge of the Company, indirectly, in violation of the FCPA, or similar law of any jurisdiction in which the Company or any of its subsidiaries conduct business, or the rules or regulations thereunder.

Section 3.23 Anti-Money Laundering. The operations of the Company and its subsidiaries are conducted in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.24 Certain Fees. Other than as described in the Placement Agent Engagement Letter, no fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by the Operative Documents.

Section 3.25 No Side Agreements. There are no agreements by, among or between the Company or any of its Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.26 No General Solicitation; No Advertising. The Company has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Purchased Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 3.27 No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Purchased Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.28 No Integration. Neither the Company nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Purchased Shares in a manner that would require registration under the Securities Act.

Section 3.29 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

Section 3.30 Related Party Transactions. All transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any Affiliate of any such officer or director, on the other hand, prior to the date hereof that are required to be disclosed by applicable Commission rules and regulations have been disclosed in the Company SEC Documents.

Section 3.31 Authorization of Securities Purchase Agreement. The execution, delivery and performance of the Securities Purchase Agreement, dated as of October 20, 2025 (the “Securities Purchase Agreement”), by and among the Company and CenterPoint Energy Resources Corp. (“Seller”) relating to the Acquisition has been duly and validly authorized by all necessary corporate action of the Company. The Securities Purchase Agreement has been executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.32 Registration Rights. Except as set forth in the Operative Documents or as disclosed in the Company SEC Documents, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

Section 3.33 Representations and Warranties of Seller. To the knowledge of the Company, the representations and warranties of Seller in the Securities Purchase Agreement are true and correct as of the date hereof, except to the extent such representations and warranties are made as of another date, in which case, to the knowledge of the Company, such representations and warranties were true and correct as of that date, in each case except as would not be expected to have, individually or in the aggregate, a Material Adverse Change (assuming for purposes of this Section 3.33 that the Acquisition had been completed on the date hereof). Nothing has come to the attention of the management of the Company that would cause it to believe that the Acquisition will not be consummated substantially in accordance with the terms of the Securities Purchase Agreement and on the timing contemplated in the Company SEC Documents.

Section 3.34 Bad Actor. The Company represents, warrants and agrees that none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, or any other officer of the Company expected to participate in the offering of Securities, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 promulgated under the Securities Act), connected with the Company in any capacity (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) promulgated under the Securities Act; the Company has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event; and the Company shall provide prompt written notice to each of the Placement Agents of any Disqualification Event relating to any Covered Person, or any event that would, with the passage of time, become such a Disqualification Event, prior to both the execution and delivery of any purchase agreement for the Securities with an investor and prior to any closing under any such agreement. The Company will also comply, to the extent applicable, with its disclosure obligations under Rule 506(e) promulgated under the Securities Act, and will furnish to each of the Placement Agents a copy of any disclosures to be provided thereunder. To the extent required, the Company will file in a timely manner with the Commission any notices with respect to the Securities required by Rule 503 of Regulation D promulgated by the Commission pursuant to the Securities Act and will furnish to each of the Placement Agents promptly thereafter a signed copy of each such notice.

Section 3.35 Placement Agent Reliance. The Company agrees and acknowledges that the Placement Agents may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Purchasers agrees that the Placement Agents may rely on such Purchaser’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agents.

Section 3.36 ERISA. Except as would not be reasonably likely to result in a Material Adverse Change, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company and its subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Change. There is no labor dispute, strike or work stoppage against the Company or its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Change.

Section 3.37 Tax. The Company and its subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. Except as disclosed in the Company SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, (a) no assessment in connection with United States federal tax returns has been made against the Company, (b) the charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, (c) no audits, examinations, or other proceedings with respect to any Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn, and (d) there are no Tax liens on any of the assets of the Company.

Section 3.38 Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Purchased Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1 Existence and Authority. Such Purchaser is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted and to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated thereby.

Section 4.2 Authorization, Enforceability. Each of the Operative Documents has been authorized and has been or will be validly executed and delivered by such Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes, or will constitute, the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 4.3 No Conflict. The execution, delivery and performance of the Operative Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) the organizational documents of such Purchaser, (b) any statute, order, rule, regulation or order of any Governmental Authority having jurisdiction over such Purchaser or any of its properties or (c) any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the properties of such Purchaser is subject, except in the cases of clauses (b) and (c), for such breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Operative Documents.

Section 4.4 Approvals. No consent, approval, authorization or order of, or filing with, any Governmental Authority or any other third party is required for the acquisition by such Purchaser of the Purchased Shares or the consummation by such Purchaser of the transactions contemplated by the Operative Documents.

Section 4.5 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement.

Section 4.6 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.7 Investment. The Purchased Shares are being acquired for such Purchaser’s own account, the account of its Affiliates or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Shares or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144). If such Purchaser should in the future decide to dispose of any of the Purchased Shares, such Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.8 Nature of Purchaser. Such Purchaser represents and warrants to the Company that (a) it is an institutional “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission or a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act, (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, (c) it has made its own independent investigation and appraisal of the business results, financial condition, prospects, creditworthiness, status and affairs of the Company, satisfied itself concerning legal, regulatory, tax, business and financial considerations in connection herewith to the extent it deemed necessary and evaluated the merits and risks of its investment in the Purchased Shares, and (d) it and any accounts for which it acts each is able to bear the economic risk of its respective investment in the Purchased Shares, is able to sustain a complete loss on its respective investment in the Purchased Shares and has no need for liquidity with respect to its respective investment in the Purchased Shares.

Section 4.9 Restricted Securities. Such Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 and that the Placement Agents have made no representation as to the availability of any exemption under the Securities Act for the reoffer, resale, pledge or transfer of the Purchased Shares.

Section 4.10 Reliance Upon such Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (a) concluding that the issuance and sale of the Purchased Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (b) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Purchased Shares.

Section 4.11 Short Selling. Such Purchaser has not engaged in any Short Sales involving shares of Common Stock owned by it between the time it first began discussions with the Company about the transaction contemplated by this Agreement and the date of execution of this Agreement; provided that in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchased Shares covered by this Agreement.

Section 4.12 Legend; Restrictive Notation. Such Purchaser understands that the book- entry account maintained by the transfer agent evidencing ownership of the Purchased Shares will bear the following legend or restrictive notation:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION THEREUNDER AND PROVIDED THAT THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

Such legend shall not be required on any Purchased Shares following the sale of such Purchased Shares pursuant to a registration statement covering the resale of such Purchases Shares or pursuant to Rule 144, provided that, in the case of a resale pursuant to Rule 144, the Company receives a legal opinion reasonably acceptable to it to the effect that the sale of such Purchased Shares is exempt under Rule 144.

Section 4.13 Ownership of Securities. Such Purchaser, as of the date hereof, either (a) does not own five percent or more of the Company’s issued and outstanding common stock or (b) has reported its beneficial ownership of more than five percent of the Company’s outstanding common stock pursuant to Section 13 of the Exchange Act and is purchasing the Purchased Shares for one or more investment advisory clients, no one of which owns five percent or more of the Company’s outstanding common stock.

Section 4.14 Company Information. Such Purchaser acknowledges and agrees that (a) the Company has provided or made available to such Purchaser (through EDGAR, the Company’s website or otherwise) all Company SEC Documents, as well as all press releases or investor presentations issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website; and (b) it has (i) had access to such financial and other information concerning the Company as it has deemed necessary in connection with making its own investment decision to subscribe for the Purchased Shares, (ii) relied solely on its own examination of available information regarding the Company in assessing the merits and risks involved in any such investment, and (iii) made its own assessment of the Company. Such Purchaser further acknowledges and agrees that the Company has not provided any financial information, including, but not limited to, pro forma financial statements, with respect to the Acquisition and no such financial information will be included in the initial registration statement contemplated by the Registration Rights Agreement. Notwithstanding the foregoing, neither such inquiries nor any other inquiries conducted at any time by such Purchaser shall modify, amend or affect such Purchaser’s right (x) to rely on the Company’s representations and warranties contained in Article III above or (y) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement.

Section 4.15 Additional Representations.

(a) Such Purchaser has determined, or will determine, based on its own independent review and such professional advice as it has deemed, or will deem, appropriate under the circumstances, that its acquisition of the Purchased Shares (i) is fully consistent with its (or if it is acquiring the Purchased Shares in a fiduciary capacity, the beneficiary’s) financial need, objectives and condition, (ii) is fully consistent and complies with all investment policies, guidelines and restrictions applicable to it (whether acquiring the Purchased Shares as principal or in a fiduciary capacity), and (iii) is a fit, proper and suitable investment for it (or if it is acquiring the Purchased Shares in a fiduciary capacity, for the beneficiary), notwithstanding the clear and substantial risks inherent in investing in or holding the Purchased Shares.

(b) Such Purchaser understands that there may be certain consequences under United States and other tax laws resulting from an investment in the Purchased Shares and has made such investigation and has consulted its own independent advisors or otherwise has satisfied itself concerning, without limitation, the effects of United States federal, state and local income tax laws and foreign tax laws generally and the Employee Retirement Income Security Act of 1974, as amended, the Investment Company Act of 1940, as amended, and the Securities Act.

Section 4.16 Placement Agent Reliance.

(a) Each Purchaser agrees for the express benefit of the Placement Agents, their affiliates and their Representatives that (i) it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agent, any of its affiliates or any of its or its Representatives, in making its investment or decision to invest in the Company, (ii) the Placement Agents are acting solely as placement agent in connection with the transactions contemplated hereby and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for such Purchaser, (iii) the Placement Agents, their affiliates and Representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Purchased Shares or any other matter concerning the Company or the transactions contemplated hereby, and the Purchaser will not rely on any statements made by the Placement Agents, orally or in writing, to the contrary, (iv) the Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Purchased Shares, (v) the Purchaser will be purchasing the Purchased Shares based on the results of its own due diligence investigation of the Company and the Placement Agents and each of their directors, officers, employees, Representatives, and controlling persons have made no independent investigation with respect to the Company, the Purchased Shares, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (vi) the Purchaser has negotiated the offer and sale of the Purchased Shares directly with the Company, and the Placement Agents will not be responsible for the ultimate success of any such investment and (vii) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to the Placement Agents that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Purchased Shares, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 4.16 shall survive any termination of this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the transactions between the Company and the Purchasers contemplated by this Agreement related specifically to the acquisition of the Purchased Shares. Without limiting the foregoing, each of the Company and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents.

Section 5.2 Securities Law Disclosure. On or before 9:30 a.m., New York local time, on the business day immediately following the date hereof, the Company shall (a) issue a press release or file a Current Report on Form 8-K with the Commission announcing the entry into this Agreement and describing the terms of the transactions contemplated by the Operative Documents and all other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the issuance of such press release or filing of such Form 8-K. Following the issuance of such press release or filing of such Form 8-K, to the Company’s knowledge, no Purchaser shall be in possession of any material non-public information concerning the Company disclosed to the Purchasers by the Company or its Representatives. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting securities transactions. On or before the fourth business day following the date hereof, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Operative Documents, and including as an exhibit to such Form 8-K the Operative Documents, in the form required by the Exchange Act. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Purchaser or any of its Affiliates or advisors, or include the name of any Purchaser or any of its Affiliates or advisors in any press release or filing with the Commission or any regulatory agency without the prior written consent of such Purchaser, except (i) as required by the federal securities law in connection with (A) any Registration Statement contemplated by the Registration Rights Agreement and (B) the filing of final Operative Documents with the Commission or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of the NYSE.

Section 5.3 Information on Shareholdings. After the Closing, the Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by a Purchaser or its auditors relating to the actual holdings of such Purchaser or its accounts; provided that the Company shall not be obligated to provide any information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company.

Section 5.4 Supplemental Listing Application. The Company shall file prior to the Closing a Supplemental Listing Application with the NYSE to list the Purchased Shares.

Section 5.5 Integration. The Company shall not, and shall use its reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares to the Purchasers, or that will be integrated with the offer or sale of the Purchased Shares for purposes of the rules and regulations of the NYSE such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 5.6 Fees and Commissions. The Company shall be solely responsible for the payment of any placement agent’s fees (including the fees of the Placement Agents), financial advisory fees, or broker’s commissions (other than for persons engaged by a Purchaser) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agents.

Section 5.7 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Purchasers under the Operative Documents.

Section 5.8 Most-Favored Purchaser. The Company has not and shall not enter into any agreement, side letter or arrangement with any other Purchaser (or any Affiliate thereof) in connection with the transactions contemplated by this Agreement that provides such Purchaser terms or rights that are more favorable to such Purchaser than the terms and rights provided to the Purchasers generally under the Operative Documents. If the Company grants any such more favorable term or right, the Company shall provide written notice to the Purchasers within two business days and such more favorable term or right shall be deemed automatically incorporated into and apply to this Agreement for the benefit of the Purchasers on a pari passu basis, effective as of the date granted to such other Purchaser (and the Company shall take all actions reasonably necessary to effectuate such incorporation).

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Company. The Company agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (whether or not resulting from third-party claims), and hold each of them harmless against, any and all actions, suits, proceedings, investigations, demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided, further, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 6.1 (other than to the extent included in amounts payable to third parties in respect of third-party claims).

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company and its respective officers, directors, managers, employees and agents (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings, investigations, demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided, further, that no Company Related Party shall be entitled to recover special, consequential or punitive damages; and provided, further, that the liability of a Purchaser shall not be greater in amount than such Purchaser’s Purchase Price.

Section 6.3 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the

Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the sole cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation of Provisions. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Public Statements or Releases. Except as set forth in Section 5.2, the Company shall not make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the Purchasers acquiring a majority of the Purchased Shares. Notwithstanding the foregoing, and subject to compliance with Section 5.2, nothing in this Section 7.2 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Purchasers reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith any Purchaser’s comments. The Company shall not include the name of any Purchaser in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the Commission if so required by the applicable rules of the Commission) without the prior written consent of the Purchaser, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Purchasers, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding anything to the contrary in this Section 7.2, Purchaser review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

Section 7.3 Survival of Provisions. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing until the later of (i) the first anniversary of the Closing Date and (ii) the fifth business day following the filing of the Company’s Annual Report on Form 10-K with the Commission for the period ending September 30, 2026. All indemnification obligations of the Company and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.4 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Amendments and Waivers. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 7.5 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Company by delivery of an agreement to be bound and a revised Schedule A, provided that such Affiliate shall be deemed to have made the representations and warranties set forth in Article IV to the Company at the time of such transfer. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Company (which consent shall not be unreasonably withheld by the Company). The Company may not transfer or assign any of its rights or obligations under this Agreement without the prior written consent of the Purchasers acquiring a majority of the Purchased Shares.

Section 7.6 Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Company, such Purchaser shall continue to be bound by such confidentiality agreement until earlier of the release of information pursuant to Section 5.2 and the termination of this Agreement pursuant to Section 7.12 of this Agreement.

Section 7.7 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or electronic mail to the following addresses:

(a) If to any Purchaser:

To the respective address listed on Schedule B hereof

(b) If to the Company:

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Attention: Timothy J. Silverstein, Treasurer and Chief Financial Officer

Email:

with a copy to:

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Attention: Andrew Thomas

Email:

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.8 Removal of Legend. In connection with a sale of the Purchased Shares by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and the Company a seller or broker representation letter, as applicable, providing to the transfer agent and the Company any information the Company or the transfer agent deems reasonably necessary to determine that the sale of the Purchased Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company and regarding the length of time the Purchased Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the transfer agent, including the legend referred to in Section 4.12, and the Company shall bear all costs associated therewith. After a registration statement under the Securities Act permitting the public resale of the Purchased Shares has become effective or any Purchaser or its permitted assigns have held the Purchased Shares for one year, if the book-entry account of such Purchased Shares still bears the notation of the restrictive legend referred to in Section 4.12, the Company agrees, upon request of the Purchaser or permitted assignee, to take all steps reasonably requested by the transfer agent to effect the removal of the legend described in Section 4.12 from the Purchased Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the notation of an appropriate restriction) and regarding the length of time the Purchased Shares have been held.

Section 7.9 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.10 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 7.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.12 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(b) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time upon mutual consent of the Company and the Purchasers or by any Purchaser (with respect to the obligations of such Purchaser) or the Company, upon written notice to the other party, if the Closing shall not have occurred on or before the date that is five business days from the date of this Agreement (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.12(b) shall not be available to any party whose (i) breach of any provision of this Agreement, (ii) failure to comply with its obligations under this Agreement or (iii) actions not taken in good faith shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date or the failure of a condition in Sections 2.3 or 2.4 to be satisfied at such time.

(c) In the event of the termination of this Agreement as provided in this Section 7.12, (i) this Agreement shall forthwith become null and void and (ii) there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of the Company; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.13 Other Relationships. Each of the Purchasers acknowledges and agrees that (i) the Placement Agents and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities, and have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they received or may in the future receive customary fees and expenses, and (ii) affiliates of each of the Placement Agents act as lenders and agents under the Company’s bank credit facilities, and may directly or indirectly receive their respective shares of any repayment by the Company of its outstanding credit facility from the proceeds of this transaction.

Neither the Placement Agents nor any of their Affiliates or Representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, enforceability, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Operative Documents or in connection with any of the transactions contemplated therein; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Operative Documents or (y) for anything which any of them may do or refrain from doing in connection with the Operative Documents, except in each case for such party’s own gross negligence or willful misconduct.

The Company agrees that the Placement Agents, their affiliates and Representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agents hereunder pursuant to the indemnification provisions set forth in the applicable letter agreement between the Company and the Placement Agents.

[Signature pages follow]

Exhibit B

FORM OF REGISTRATION RIGHTS AGREEMENT

Attached.

FORM OF REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

NATIONAL FUEL GAS COMPANY

AND

THE PURCHASERS

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December [ ], 2025, by and among National Fuel Gas Company, a New Jersey corporation (the “Company”), and each of the Persons set forth on Schedule A to the Common Stock Subscription Agreement (as defined below) (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the issuance and sale of shares pursuant to the Common Stock Subscription Agreement, dated December 12, 2025, by and among the Company and the Purchasers (the “Common Stock Subscription Agreement”); and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Common Stock Subscription Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Availability Date” has the meaning specified in Section 2.04(a)(xii).

“Blackout and Delay Event” means any of the events described in Section 2.03.

“Business Day” means any day other than a Saturday, Sunday, any United States federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means shares of the Company’s common stock, par value $1.00 per share, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

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“Common Stock Price” means the volume weighted average closing price of the Common Stock as reported by the NYSE for the ten trading days immediately preceding the date on which the determination is made.

“Common Stock Subscription Agreement” has the meaning specified in the recitals of this Agreement.

“Company” has the meaning specified in the introductory paragraph of this Agreement.

“Effectiveness Deadline” has the meaning specified in Section 2.01(a).

“Effectiveness Period” has the meaning specified in Section 2.01(a).

“Event” has the meaning specified in Section 2.02(a).

“Event Date” has the meaning specified in Section 2.02(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time (or any successor act), and the rules and regulations of the Commission promulgated thereunder.

“Filing Deadline” has the meaning specified in Section 2.01(a).

“Holder” means the record holder of any Registrable Securities.

“Liquidated Damages” has the meaning specified in Section 2.02(a).

“Liquidated Damages Base” means, with respect to any Holder, the product of (a) the Common Stock Price multiplied by (b) the number of Registrable Securities held by such Holder that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 on the date on which the determination is made.

“Losses” has the meaning specified in Section 2.09(a).

“Notice and Questionnaire” means a written notice executed by the respective Holder and delivered to the Company containing substantially the information set forth in the form of Notice and Questionnaire attached as Annex A hereto.

“NYSE” means The New York Stock Exchange, Inc. (or such successor securities exchange or nationally recognized quotation system on which the Common Stock issued by the Company is then listed).

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

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“Purchaser” and “Purchasers” have the meanings specified in the introductory paragraph of this Agreement.

“Registrable Securities” means the shares of Common Stock acquired by the Purchasers pursuant to the Common Stock Subscription Agreement and includes any type of interest issued to the Holder as a result of Section 3.04 until such time as such shares or interests cease to be Registrable Securities pursuant to Section 1.02.

“Registration Expenses” has the meaning specified therefor in Section 2.08.

“Registration Statement” has the meaning specified therefor in Section 2.01(a).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor or similar provision of the Securities Act adopted by the Commission then in effect.

“Rule 415” means Rule 415 promulgated under the Securities Act or any successor or similar provision of the Securities Act adopted by the Commission then in effect.

“Securities Act” means the Securities Act of 1933, as amended from time to time (or any successor act), and the rules and regulations of the Commission promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a).

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144; (c) when such Registrable Security is held by the Company or one of its subsidiaries or Affiliates; (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 or (e) when such Registrable Security becomes eligible for resale without time and manner of sale restrictions.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Mandatory Registration.

(a) No later than 15 days following the closing under the Common Stock Subscription Agreement (the “Filing Deadline”), the Company shall prepare and file a (i) prospectus supplement under Rule 424(b) of the Securities Act or (ii) new registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 of the Securities Act with respect to all of the Registrable Securities

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(the “Registration Statement”). The Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 of the Securities Act or such other rule as is then applicable at the then prevailing market prices. The Company shall use its reasonable best efforts to ensure the Registration Statement is effective on or as soon as practicable after the filing thereof but in any event no later than the earlier of (a) the 75th calendar day following the initial filing date of the Registration Statement if the Commission notifies the Company that it will “review” the Registration Statement and (b) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Deadline”). Any Registration Statement shall provide for the resale pursuant to such method or combination of methods legally available to, and requested by, the Holders of Registrable Securities covered by such Registration Statement. The Company shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this Section 2.01(a) to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within one Business Day of such date, the Company shall provide the Holders with written notice of the effectiveness of the Registration Statement.

(b) Each Holder (other than any initial Purchaser of Common Stock under the Common Stock Subscription Agreement) that provides a completed Notice and Questionnaire to the Company agrees that, if such Holder wishes to sell Registrable Securities pursuant to the Registration Statement and related prospectus, it will do so only in accordance with this Section 2.01(b). Each such Holder wishing to sell Registrable Securities pursuant to the Registration Statement and related prospectus agrees to deliver a Notice and Questionnaire to the Company at least five Business Days prior to any intended distribution of Registrable Securities under the Registration Statement. From and after the date the Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to it, and in any event by the later of (x) five Business Days after such date, (y) ten Business Days after effectiveness or (z) if a Blackout and Delay Event is in effect when, or is put into effect within five Business Days after, the Notice and Questionnaire is delivered, ten Business Days after the expiration of such Blackout and Delay Event:

(i) if required by applicable law, file with the Commission a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a prospectus or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Registration Statement

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and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date that is the earlier of the 75th calendar day following the filing of the post-effective amendment if the Commission notifies the Company that it will “review” the post-effective amendment and (b) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the post-effective amendment will not be “reviewed” or will not be subject to further review;

(ii) provide such Holder copies of any documents filed pursuant to Section 2.01(b)(i); and

(iii) notify such Holder as promptly as practicable but in any event within 24 hours after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2.01(b)(i);

provided that if such Notice and Questionnaire is delivered during a Blackout and Delay Event, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall not be obligated to take the actions set forth in clauses (i), (ii) and (iii) until the expiration of the Blackout and Delay Event in accordance with Section 2.03.

Section 2.02 Failure to Obtain and Maintain Effectiveness; Liquidated Damages.

(a) If (i) the Company has not filed the Registration Statement with the Commission on or prior to the Filing Deadline or the Registration Statement is not effective on or prior to the Effectiveness Deadline (in each case, other than due to the inaccuracy or omission of any information relating to any Holder provided in writing or required to be provided by or on behalf of a Holder to the Company for inclusion in the Registration Statement), (ii) during the Effectiveness Period, the Registration Statement ceases to be effective or the Holders are otherwise not permitted to resell Registrable Securities pursuant to the Registration Statement (other than due to a Blackout and Delay Event or (A) due to the inaccuracy or omission of any information relating to any Holder provided in writing or required to be provided by or on behalf of a Holder to the Company for inclusion in the Registration Statement or (B) for a period of up to 90 days following the filing of a post-effective amendment or in connection with conversion from Form S-1 to Form S-3, or (iii) the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Holders are unable to sell Registrable Securities without restriction under Rule 144 (any such failure or breach, an “Event” and the date of any Event, an “Event Date”), then each Holder shall be entitled to a payment, as liquidated damages and not as a penalty, in an amount equal to 0.25% of such Holder’s Liquidated Damages Base per 30-day period, which amount shall accrue daily, for the first 30 days following the applicable Event Date, increasing by an additional 0.25% of such Holder’s Liquidated Damages Base for each subsequent 30-day period, up to a maximum of 1.0% of such Holder’s Liquidated Damages Base per 30-day period (i.e. 0.50% for the period of 31-60 days following the applicable Event Date, 0.75% for the period of 61-90 days following the applicable Event Date and 1.0% for each

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30-day period thereafter) (the “Liquidated Damages”), subject to the maximum aggregate limitations in Section 2.02(b). Liquidated Damages payable to a Holder shall cease to accrue when the Event is cured or the Holder no longer owns Registrable Securities, whichever is earlier, and shall be prorated in the event Liquidated Damages cease to accrue prior to the end of the applicable 30-day calculation period.

(b) The parties agree that the maximum aggregate Liquidated Damages payable to a Holder shall be 5% of such Holder’s Liquidated Damages Base, regardless of the number of Events that occur, provided that the maximum aggregate Liquidated Damages payable to a Holder shall be 10% of such Holder’s Liquidated Damages Base to the extent the excess over 5% of the Holder’s Liquidated Damages Base is due to an Event or Events under clause (iii) of Section 2.02(a).

(c) Liquidated Damages shall be paid to each Holder in immediately available funds within ten Business Days of the end of each applicable 30-day calculation period following an Event Date, or such shorter period of time if the applicable Event is cured before the end of any 30-day calculation period. Any Liquidated Damages due under this Section 2.02 shall constitute the Holders’ exclusive remedy for such events but shall not affect the right of any Holder to seek injunctive relief.

Section 2.03 Blackout and Delay Events. Notwithstanding anything to the contrary contained herein:

(a) the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the Commission, request effectiveness of such Registration Statement, for not more than 45 consecutive days or for a total of not more than 90 days in any 365 day period, if (i) the Company determines in good faith that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (ii) the Company determines such registration would render the Company unable to comply with applicable securities laws, (iii) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (iv) audited financial statements as of a date other than the fiscal year end of the Company would be required to be prepared; provided, however, that the Company shall promptly (A) notify each Holder in writing of the commencement of such Blackout and Delay Event, but shall not (without the prior written consent of a Holder) disclose to such Holder any material, non-public information giving rise to such Blackout and Delay Event described in this Section 2.03(a), (B) advise the Holders in writing to cease all sales under the Registration Statement until the end of such Blackout and Delay Event and (c) except in the case of a Blackout and Delay Event described in Section 2.3(a)(i) or (iii), use commercially reasonable efforts to terminate such Blackout and Delay Event as promptly as practicable; and

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(b) the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement (which notice shall not contain any material, non-public information regarding the Company), suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement but may settle any previously made sales of Registrable Securities) if (i) the Company determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential or (ii) the Company determines in good faith that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company); provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration for more than 45 consecutive days or for a total of more than 90 days in any 365 day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.04 Sale Procedures.

(a) In connection with its obligations under this ARTICLE II, the Company will, as expeditiously as possible:

(i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(ii) make available to each Selling Holder (x) as far in advance as reasonably practicable before filing the Registration Statement or any supplement or amendment thereto, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or supplement or amendment thereto, and (y) such number of copies of the Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

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(iii) if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request in writing by the time the Registration Statement is declared effective by the Commission; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(iv) promptly (but in no event later than 24 hours) notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act (which notice shall not contain any material, non-public information regarding the Company), of (x) the filing of the Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (y) the receipt of any written comments from the Commission with respect to any filing referred to in clause (x) and any written request by the Commission for amendments or supplements to the Registration Statement or any prospectus or prospectus supplement thereto;

(v) promptly (but in no event later than 24 hours) notify each Selling Holder (which notice shall not contain any material, non-public information regarding the Company), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (x) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or prospectus supplement contained therein, in the light of the circumstances under which a statement is made); (y) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (z) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the occurrence of any of the events set forth in clauses (x) through (z) above, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(vi) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to the Registration Statement;

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(vii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security Holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(viii) cause all such Registrable Securities registered pursuant to this Agreement to be listed on the NYSE;

(ix) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(x) provide a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(xi) if requested by a Selling Holder, (x) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (y) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xii) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a prospectus in connection with any disposition of Registrable Securities pursuant to any Registration Statement and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158

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promulgated thereunder. for the purpose of this subsection, “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(b) [Reserved.]

(c) Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (v) of Section 2.04(a) (which notice shall not contain any material, non-public information regarding the Company), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (v) of Section 2.04(a) or until it is advised in writing by the Company that the use of the prospectus or prospectus supplement may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus or prospectus supplement, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05 Cooperation by Holders. The Company shall have no obligation to include in the Registration Statement Registrable Securities of a Holder who has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Confirmation of Effectiveness. If requested by a Holder at any time in respect of any Registration Statement, the Company shall deliver to such Holder a written confirmation from Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of Registrable Securities.

Section 2.07 Holder Review. The Company will not file any amendment or supplement to the Registration Statement or any prospectus, other than documents incorporated by reference, relating to the Holders, the Registrable Securities or the transactions contemplated hereby unless (a) the Holders and their counsel shall have been advised and afforded the opportunity to review and comment thereon at least three Business Days prior to filing with the Commission and (b) the Company shall have given reasonable due consideration to any comments thereon received from the Holders or their counsel.

Section 2.08 Expenses. The Company will pay all reasonable Registration Expenses as determined in good faith. Except as otherwise provided in this Section 2.08 or in Section 2.09, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration

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of Registrable Securities on the Registration Statement pursuant to Section 2.01, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel in connection with the transactions contemplated by this Agreement for the Holders who are initial Purchasers of Common Stock under the Common Stock Subscription Agreement.

Section 2.09 Indemnification.

(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless each Selling Holder of any Registrable Securities covered by such Registration Statement, its affiliates and its and their directors, officers, managers, partners, members, employees, investment advisers and agents, each other Person who participates in the offering or sale of such Registrable Securities, each other Person, if any, who controls such Selling Holder, within the meaning of the Securities Act, and the directors, officers, managers, partners, members, employees, investment advisers and agents of such controlling person (collectively, “Selling Holder Indemnified Persons”) promptly upon demand against any losses, claims, damages or liabilities (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and/or any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities, and the Company will reimburse such Selling Holder Indemnified Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss, action or proceeding promptly upon demand; provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished by such Selling Holder to the Company in writing or electronically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Selling Holder Indemnified Person and shall survive the transfer of such securities by such Selling Holder.

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(b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.01, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.09(a)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by such seller to the Company in writing or electronically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The maximum liability of each seller for any such indemnification shall not exceed the amount of net proceeds received by such seller from the sale of such seller’s Registrable Securities. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.09(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.09(a) or (b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Other Indemnification. Indemnification similar to that specified in Section 2.09(a), (b) and (c) (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

(e) Indemnification Payments. The indemnification required by this Section 2.09 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense or Loss is incurred.

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Section 2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep adequate current public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Purchasers by the Company under this ARTICLE II may be transferred or assigned by any Purchaser to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Purchaser, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $10 million of Registrable Securities (based on the Common Stock Price) or, if less, 100% of the Registrable Securities then held by such Purchaser, (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement and (d) the transferor or assignor is not relieved of any obligations or liabilities hereunder arising out of events occurring prior to such transfer. The Company shall not assign this Agreement or any rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Holders holding at least a majority or Registrable Securities.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to a Purchaser, to the respective address listed on Schedule B to the Common Stock Subscription Agreement;

(b) if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.11; and

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(c) if to the Company:

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Attention: Timothy J. Silverstein

Email:

with a copy to:

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Attention: Andrew Thomas

Email:

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.11. The Company may only assign or transfer in accordance with Section 2.11.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

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Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT), WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION AGAINST ANY PARTY RELATING TO THE FOREGOING SHALL BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF NEW YORK, AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE STATE OF NEW YORK OVER ANY SUCH ACTION. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement and the Common Stock Subscription Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.

Section 3.15 Independent Nature of Purchaser’s Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with this Agreement and that no Purchaser will be acting as agent of such Purchaser in connection with enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Section 3.16 Interpretation. Unless otherwise specified, references to Articles, Sections and Annexes are to Articles, Sections and Annexes of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

Section 3.17 Effectiveness; Termination. This Agreement shall not be effective, and no party hereto shall have any obligations hereunder, unless and until the closing under the Common Stock Subscription Agreement shall have occurred. This Agreement shall automatically terminate upon termination of the Common Stock Subscription Agreement.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

NATIONAL FUEL GAS COMPANY

By:
Name:
Title:

Signature Page to

Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

[ ]

By: [ ]

By:
Name:
Title:

Signature Page to

Registration Rights Agreement